Exhibit 99.1

NewsRelease
Teledyne Technologies to Acquire DALSA Corporation
THOUSAND OAKS, Calif. and WATERLOO, Ontario — December 22, 2010 — Teledyne Technologies Incorporated (NYSE: TDY) (“Teledyne”) and DALSA Corporation (TSX: DSA) (“DALSA”) jointly announced today that they have entered into a definitive agreement that provides for the acquisition of DALSA Corporation by a wholly-owned subsidiary of Teledyne. Pursuant to the transaction, Teledyne will acquire all of the outstanding common shares of DALSA for CAD $18.25 per share payable in cash. The aggregate value for the transaction is approximately CAD $341 million, taking into account DALSA’s stock options and net cash as of September 30, 2010.
Headquartered in Waterloo, Ontario, DALSA is an international leader in high performance digital imaging and microelectromechanical systems (MEMS) with approximately 1,000 employees worldwide. Established in 1980, DALSA designs, develops, manufactures and markets digital imaging products and solutions, in addition to manufacturing custom MEMS products. DALSA’s imaging products and services include high-resolution, high-performance CCD and CMOS imaging sensors, electronic digital cameras and image processing software for use in industrial machine vision, advanced medical imaging and high resolution aerial and satellite imagery. For the twelve months ended September 30, 2010, DALSA had sales of approximately CAD $201 million.
“Teledyne and DALSA are each acknowledged leaders in digital imaging technology but our product lines and customer bases are almost entirely complementary. For example, DALSA produces among the world’s most advanced visible light imaging sensors and cameras for commercial applications, while Teledyne produces extreme resolution infrared sensors and subsystems primarily for government applications,” said Dr. Robert Mehrabian, Chairman, President and Chief Executive Officer of Teledyne. “The combined strengths of Teledyne’s and DALSA’s leading imaging technologies will allow us to develop new infrared and visible light products that serve our respective markets and customers. Furthermore, DALSA’s custom MEMS capabilities will be augmented by having access to Teledyne’s extensive MEMS research activities and advanced process technologies.
“With the acquisition of DALSA, Teledyne is making a substantial commitment to Canada. We are especially attracted to strong support for research and development and advancement of technology provided by both the Canadian Federal and Provincial Governments of Ontario and Quebec. Finally, following the acquisition of DALSA, and the previously announced divestiture of Teledyne Continental Motors, Teledyne will be transformed into a pure-play electronics, instrumentation and engineering focused company.”
“I view this transaction as a natural evolution for DALSA and a positive development for all DALSA stakeholders including shareholders, employees, executives, local communities, customers and vendors,” commented Dr. Savvas Chamberlain, Chairman of the Board and Founder of DALSA. “The decision to be a part of a larger organization recognizes that in order for DALSA to become a billion dollar company, we need to team up with an industry leader with complementary technologies. Finally, as the founder of the company, I am pleased to see DALSA’s name live on, in its new incarnation as Teledyne DALSA.”

“Being part of the Teledyne team will provide many opportunities for accelerated growth for DALSA,” said Brian Doody, Chief Executive Officer of DALSA. “I am looking forward to working with my existing management and executive team, along with the Teledyne team, as we move forward together in the next stage of the company’s development. As envisioned in the agreement with Teledyne, our principal operations will continue to function in their existing locations. Moreover, Teledyne expects to continue to invest in our technology and business.”
Additional Information About the Transaction
The purchase price payable by Teledyne of CAD $18.25 per common share represents a premium of 27.7 percent over the twenty-day volume weighted average trading price of CAD $14.29 for DALSA common shares on the Toronto Stock Exchange for the period ending December 21, 2010. Holders of approximately 6.4 million DALSA common shares, representing approximately 34.7 percent of DALSA’s outstanding common shares, have entered into support agreements with Teledyne pursuant to which they have agreed to support and vote in favor of the transaction.
The transaction will be carried out by way of a statutory plan of arrangement under the Business Corporations Act (Ontario). The completion of the transaction is subject to, among other things, the approval of shareholders of DALSA representing at least two-thirds of the common shares of DALSA represented at a special meeting of shareholders of DALSA to be called to consider the transaction and Court approval. In addition, the transaction is subject to a number of additional closing conditions, including receipt of required regulatory approvals, as well as other customary closing conditions.
The transaction has been reviewed by a Special Committee of the Board of Directors of DALSA and has been unanimously approved by the Board of Directors of DALSA following the unanimous recommendation of the Special Committee. The Board of Directors of DALSA unanimously recommends that the shareholders of DALSA vote in favor of the transaction. Canaccord Genuity Corp acted as financial advisor to DALSA, and the Special Committee and the Board of Directors have received an opinion from Canaccord Genuity that the consideration offered under the transaction is fair, from a financial point of view, to DALSA’s shareholders.
The definitive agreement contains a termination fee in the amount of approximately CAD $10.2 million, which is payable by DALSA to Teledyne in certain circumstances if the transaction is not completed. The definitive agreement provides that DALSA will call and hold a special meeting of the DALSA shareholders for the purposes of considering the transaction. If all necessary approvals are obtained and the conditions contained in the definitive agreement are satisfied, DALSA and Teledyne expect that the transaction will close in February 2011.
DALSA anticipates declaring a quarterly dividend, consistent with previous practices, prior to the closing date.
Full details of the arrangement and certain other matters will be included in the management information circular of DALSA (the “Information Circular”) which will be filed with the regulatory authorities and mailed to DALSA shareholders in accordance with applicable securities laws. Shareholders may obtain a copy of the definitive agreement, Information Circular of DALSA, and other meeting materials when they become available at www.sedar.com.
This press release is for informational purposes only. It does not constitute an offer to purchase shares of DALSA Corporation or a solicitation or recommendation statement under the rules and regulations of the United States Securities and Exchange Commission.

About Teledyne Technologies
Teledyne Technologies is a leading provider of sophisticated electronic subsystems, instrumentation and communication products, engineered systems, aerospace engines, and energy and power generation systems. Teledyne Technologies’ operations are primarily located in the United States, the United Kingdom and Mexico. For more information, visit Teledyne Technologies’ website at www.teledyne.com.
About DALSA Corporation
DALSA Corporation is an international leader in high performance digital imaging and semiconductors with approximately 1,000 employees worldwide, headquartered in Waterloo, Ontario, Canada. Established in 1980, the company designs, develops, manufactures and markets digital imaging products and solutions, in addition to providing MEMS products and services. For more information, visit DALSA’s website at www.dalsa.com.
Forward-Looking Information Cautionary Notice
This announcement contains forward-looking information within the meaning of applicable Canadian securities laws and intended to qualify for the safe harbor from liability under the United States Private Securities Litigation Reform Act of 1995, with respect to management’s beliefs about the financial condition, results of operations and businesses of Teledyne and DALSA in the future. Forward-looking information involves risks and uncertainties, is based on the current expectations of the management of DALSA and Teledyne and is subject to uncertainty and changes in circumstances. The forward-looking information contained herein may include statements about the expected effects on Teledyne of the transaction, the anticipated timing and scope of the transaction, expected timing of the completion of the transaction, anticipated earnings enhancements, estimated cost savings and other synergies, costs to be incurred in achieving synergies, anticipated capital expenditures, the declaration of a dividend by DALSA, other strategic options and all other statements in this announcement other than historical facts. Forward-looking information includes, without limitation, statements typically containing words such as “intends”, “expects”, “anticipates”, “targets”, “estimates” and words of similar import. By its nature, forward-looking information is not a guarantee of future performance or results and involves risks and uncertainties because it relates to events and depends on circumstances that will occur in the future. Actual results could differ materially from this forward-looking information. Many factors could change anticipated results, including unanticipated issues associated with the satisfaction of the conditions to the transaction, issues associated with obtaining necessary regulatory approvals, including Court approval of the arrangement, and the terms and conditions of such approvals, Teledyne’s ability to integrate the acquired operations, retain customers and achieve operating synergies, the ability to develop and market new products, failure of the requisite number of DALSA shareholders to approve the transaction, operating results of DALSA being lower than anticipated, and unexpected acquisition-related costs and expenses. In addition, financial market fluctuations may affect the value of Teledyne’s pension assets. Certain of these and other factors that could affect DALSA’s business are discussed in DALSA’s Annual Report for the fiscal year ended December 31, 2009. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in Teledyne’s periodic filings with the Securities and Exchange Commission, including its 2009 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Neither Teledyne nor DALSA undertake any obligation to publicly update or revise any forward-looking information, whether as a result of new information, future events or otherwise.

Investor	Jason VanWees
Contact:	Teledyne Technologies
(805) 373-4542

Investor	Patrick Myles
Contact:	DALSA Corporation
(519) 886-6001 x2177